                                                                     EXHIBIT 4.2


                                   [Wilson Sonsini Goodrich & Rosati Letterhead]



                                   October 11, 2000

[Selling Stockholder Address]

        RE: AUSPEX SYSTEMS, INC. - SHARE PURCHASE AGREEMENT

Dear [Selling Stockholder]:

        Auspex Systems, Inc., (the "Company"), is requesting that you amend the Share Purchase Agreement dated September 19, 2000. As you are aware, the Company engaged Halpern Capital Management, Inc. ("Halpern") as a placement agent in the recent private placement of the Company's Common Stock. The Company would like to pay part of the placement fee to Halpern in the form of a warrant to purchase 566,048 shares of Common Stock. The exercise price per share of the warrant will be $7.9625, which is the price that you paid for your shares under the Share Purchase Agreement.

        The terms of the Share Purchase Agreement prohibit the Company from including the shares subject to this warrant in the registration statement on Form S-3. The Company is requesting that you amend Sections 7.1.1(j) and (k) to state as follows:

        7. Form D Filing; Registration; Compliance with the Securities Act; Covenants.

                7.1     Form D Filing; Registration of Shares.

                        7.1.1   Registration Statement; Expenses.

        The Company, which as of the date of Closing is eligible to use a Form S-3 registration statement, shall: . . .

                (j) not allow any shareholders other than the Purchasers and Baruch Halpern and Shoshana Halpern, to include their shares in the Registration Statement;

                (k) not file another registration statement or make any other offers of securities, either of which would cause the offering of the Shares to be integrated with any other securities offering of the Company, except that the Company may file any registration statement required pursuant to that certain Registration Rights Agreement between the Company and certain buyers dated January 18, 2000 and may issue shares pursuant to conversion of the Series B Preferred Stock and pursuant to a warrant and a warrant purchase agreement with Baruch Halpern and Shoshana Halpern;

October 11, 2000
Page 2


        In addition, the Company would like to amend the Representations, Warranties and Covenants Section of the Share Purchase Agreement with respect to the capitalization of the Company as follows:

                4.2     Capitalization . . .

                        (d) The Company has reserved 1,605,136 shares of Common Stock for issuance upon the exercise of outstanding warrants to purchase Common Stock and the Company expects to reserve 566,048 shares of Common Stock for exercise of warrants that the Company anticipates issuing to the placement agent.

        If you agree to amend the Share Purchase Agreement as stated above, please sign and date this letter as noted below and return it to the undersigned by facsimile at (650) 461-5375.

        Please call Gina Christopher at Wilson Sonsini Goodrich and Rosati at
(650) 565-3540 if you have any questions about this letter.

                                       Sincerely,

                                       WILSON SONSINI GOODRICH & ROSATI
                                       Professional Corporation

                                       /s/ Gina M. Christopher

                                       Gina M. Christopher


        I hereby agree to amend the Share Purchase Agreement as described above.

        Shareholder:     State of Wisconsin
                         ------------------------------------------

        By:              /s/ John F. Nelson
                         ------------------------------------------

        Name:            John F. Nelson
                         ------------------------------------------

        Title:           Investment Director
                         ------------------------------------------

        # of shares:     2,750,000
                         ------------------------------------------

        Date:            10/12/2000
                         ------------------------------------------

October 11, 2000
Page 3



        Shareholder:     CastleRock Partners, L.P.
                         ------------------------------------------

        By:              /s/ Paul P. Tanico
                         ------------------------------------------

        Name:            Paul P. Tanico
                         ------------------------------------------

        Title:           Management Member of the General Partner
                         ------------------------------------------

        # of shares:     326,531
                         ------------------------------------------

        Date:            10/12/2000
                         ------------------------------------------



        Shareholder:     CastleRock Fund, Ltd.
                         ------------------------------------------

        By:              /s/ Paul P. Tanico
                         ------------------------------------------

        Name:            Paul P. Tanico
                         ------------------------------------------

        Title:           Principal of the Investment Advisor
                         ------------------------------------------

        # of shares:     145,683
                         ------------------------------------------

        Date:            10/12/2000
                         ------------------------------------------



        Shareholder:     CastleRock Partners II, L.P.
                         ------------------------------------------

        By:              /s/ Paul P. Tanico
                         ------------------------------------------

        Name:            Paul P. Tanico
                         ------------------------------------------

        Title:           Managing Member of the General Partner
                         ------------------------------------------

        # of shares:     30,141
                         ------------------------------------------

        Date:            10/12/2000
                         ------------------------------------------

October 11, 2000
Page 4

                         Franklin Strategic Series
                         On behalf of Franklin Small Cap Growth
        Shareholder:     Fund I
                         ------------------------------------------

        By:              /s/ David P. Goss
                         ------------------------------------------

        Name:            David P. Goss
                         ------------------------------------------

        Title:           Vice President
                         ------------------------------------------

        # of shares:     1,255,887
                         ------------------------------------------

        Date:            10/13/2000
                         ------------------------------------------



        Shareholder:     Franklin Templeton Variable Insurance
                         Products Trust
                         On behalf of Franklin Small Cap Growth
                         Fund
                         ------------------------------------------

        By:              /s/ David P. Goss
                         ------------------------------------------

        Name:            David P. Goss
                         ------------------------------------------

        Title:           Vice President
                         ------------------------------------------

        # of shares:     1,255,887
                         ------------------------------------------

        Date:            10/13/2000
                         ------------------------------------------